UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

INTELBAHN INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52560
(Commission File Number)

98-0441419
(IRS Employer Identification No.)

314 – 837 West Hastings Street, Vancouver, BC V6C 3N6
(Address of principal executive offices and Zip Code)

604-642-6410
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective May 28, 2008, we entered into a term loan agreement (the “Term Loan Agreement”) with Gruppo Primark Management Corporation (“Gruppo”), whereby Gruppo agreed to provide our company with a line of credit in the amount of $505,000 (the “Funds”) for the purposes of paying for general and administrative operating expenses, extend and improve the products marketed, recruit and maintain the employment of staff, develop, test and maintain computer technology, design and create materials for promotion, pay for capital expenditures, pay for regulatory compliance fees, regulatory compliance audits, financial audits, taxes, annual registration fees, industry membership fees and trade registration fees, file and maintain international trademark registrations and patents and pay for any expenses associated with carrying out the plan of business. The Funds will be available for a period of 5 years from the date of the agreement. The maximum that we can draw down on the line of credit per month is $50,000 unless we request a larger monthly sum by delivering our notice in writing to Gruppo 20 days in advance. All advances under the line of credit will be evidenced by a promissory note from our company to Gruppo. The amounts that we borrow will accrue interest at the rate of 3.98% per annum and shall be due and payable on May 28th of each year during the term of this agreement. Any outstanding interest and all sums drawn down from the Funds, are due and payable on the expiration date. Gruppo has the right to convert all outstanding sums drawn down from the Funds into shares of the common stock of our company at a conversion price of CDN$0.05 per share.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 27, 2008, Christine Kilbourn resigned as secretary of our company.

Effective May 27, 2008, Mauro Baessato was elected as secretary of our company. Mr. Baessato is a self employed business administrator. He has been a director of Universal Power Corp. (V.UNX) since January 2006 and was the president and chief executive officer from January 2006 to May 2007. Mr. Baessato has also been a director of Euoko Group Inc. (OTC BB: EUOK) from August 2000 to April 2003 and the secretary and treasurer from August 2000 to March 2008. Mr. Baessato has also been secretary of Tryx Ventures Corp. (OTC BB: TRYF) from January 2001 to 2006.

Mr. Baessato received a certificate of completion for the Canadian Securities Course from the Canadian Securities Institute in 1999.

Our board of directors consists of Christine Kilbourn.

There are no family relationships between any of our directors or executive officers.

Item 9.01 Financial Statements and Exhibits

10.1	Term Loan Agreement with Gruppo Trimark Management Corp., dated May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELBAHN INC.

/s/ Christine Kilbourn
Christine Kilbourn
President, Treasurer and Director

Date: June 2, 2008